                                                                  Exhibit (a)(2)

                    WINTHROP PARTNERS 80 LIMITED PARTNERSHIP
                              LETTER OF TRANSMITTAL

          THE OFFER WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON SEPTEMBER 20, 1999 (the "Expiration Date") UNLESS EXTENDED.



(Please indicate changes or corrections to the name, address and Tax Identification Number printed above.)

================================================================================

         To participate in the Offer, a duly executed copy of this Letter of Transmittal and any other documents required by this Letter of Transmittal must be received by the Purchaser (as defined below) on or prior to the Expiration Date. Delivery of this Letter of Transmittal or any other required documents to an address other than as set forth below does not constitute valid delivery. The method of delivery of all documents is at the election and risk of the tendering Limited Partner. Please use the pre-addressed, postage paid envelope provided.

         This Letter of Transmittal is to be completed by limited partners ("Limited Partners") of Winthrop Partners 80 Limited Partnership (the "Partnership") pursuant to the procedures set forth in the Offer to Purchase (as defined below). Capitalized terms used herein and not defined herein have the meanings ascribed to such terms in the Offer to Purchase.

               PLEASE READ CAREFULLY THE ACCOMPANYING INSRUCTIONS

         The undersigned hereby tenders all of the LP Units set forth above to Quadrangle Associates I L.L.C., a Delaware limited liability company (the "Purchaser") for $160 cash per LP Unit upon the terms and subject to the conditions set forth in the Offer to Purchase dated August 23, 1999 (the "Offer to Purchase"), receipt of which is hereby acknowledged, and this Letter of Transmittal (the "Letter of Transmittal", which, together with the Offer to Purchase and any supplements, modifications or amendments thereto, constitute the "Offer").

         Subject to and effective upon acceptance for payment of any LP Units tendered hereby in accordance with the terms of the Offer, the undersigned hereby sells, assigns and transfers to, or upon the order of, the Purchaser all right, title and interest in and to such LP Units purchased and requests, authorizes and directs the General Partner to substitute the Purchaser as a limited partner of the Partnership in place of the undersigned with respect to such LP Units. The undersigned hereby irrevocably constitutes and appoints the Purchaser as the Limited Partner's proxy and true and lawful agent and attorney-in-fact of the undersigned with respect to such LP Units, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest) to deliver such LP Units and transfer ownership thereof on the Partnership books maintained by the General Partner, together with all accompanying evidences of transfer and authenticity, to or upon the order of the Purchaser and upon payment of the purchase price payable by the Purchaser in accordance with the terms of the Offer to Purchase in respect of such LP Units (the "Purchase Price"), to receive all benefits and otherwise exercise all rights of beneficial ownership of such LP Units, including, without limitation, all voting rights and the right to receive distributions from the Partnership, all in accordance with the Offer. Subject to and effective upon the purchase of any LP Units tendered hereby, the undersigned hereby requests that the Purchaser be admitted as a "Substitute Limited Partner" under the terms of the Partnership Agreement of the Partnership. Upon the purchase of such LP Units pursuant to the Offer, all prior proxies and consents given by the undersigned with respect thereto will be revoked and no subsequent proxies or consents may be given (and if given will not be deemed effective).

         The undersigned hereby represents and warrants that the undersigned owns, and has full power and authority to validly tender, sell, assign and transfer, the LP Units tendered hereby, and that when any such LP Units are accepted for payment by the Purchaser, the Purchaser will acquire good, marketable and unencumbered title thereto, free and clear of all liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to the sale or transfer thereof, and such LP Units will not be subject to any adverse claim. Upon request, the undersigned will execute and deliver any additional documents deemed by the Purchaser to be necessary or desirable to complete the assignment, transfer, or purchase of the LP Units tendered hereby.

         The undersigned understands that a valid tender of LP Units to the Purchaser will constitute a binding agreement upon the terms and subject to the conditions of the Offer. The undersigned recognizes that under certain circumstances set forth in the Offer to Purchase, the Purchaser may not accept for payment any LP Units tendered hereby. In such event, the undersigned understands that this Letter of Transmittal will be of no force or effect. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any obligations of the undersigned shall be binding upon the heirs, personal representatives, administrators, executors, successors, assigns and trustees in bankruptcy and other legal representatives of the undersigned.


--------------------------------------------------------------------------------
FOR INFORMATION AND ASSISTANCE WITH THE OFFER, PLEASE CALL: (888) 448-5554. For LP Units to be validly tendered, Limited Partners should complete and sign this Letter of Transmittal and return it in the self addressed, postage-paid envelope enclosed, or by Hand or Overnight delivery to: 5 Cambridge Center, 9th Floor, Cambridge, MA 02142 or by Facsimile to (617) 234-3310.
--------------------------------------------------------------------------------

            BEFORE SIGNING AND RETURNING THIS LETTER OF TRANSMITTAL,
                  PLEASE REFER TO THE ACCOMPANYING INSTRUCTIONS

--------------------------------------------------------------------------------
                           SIGNATURE BOX (ALL OWNERS)
                   (See Instructions 1, 3 and 4 as necessary)

Please sign exactly as your name is printed on the front of this Letter of Transmittal. For joint owners, each owner must sign. (See Instruction 1.)

The signatory hereto hereby tenders the number of LP Units indicated in this Letter of Transmittal to the Purchaser pursuant to the terms of the Offer and certifies under penalties of perjury the statements in Box A, Box B, and, if applicable, Box C.

X_____________________________________      X___________________________________
           (Signature)                                 (Signature)

Tax I.D. Number X________________________________________

Name and Capacity (if other than individuals)________________(Title)____________

Address ________________________________________________________________________
                   (city)                                 (state)      (zip)

Area Code and Telephone No. (___)_____________(Day)   (___)____________(Evening)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                      BOX A

                               SUBSTITUTE FORM W-9

                           (See Instruction 3 - Box A)

The person signing this Letter of Transmittal hereby certifies the following to the Purchaser of the LP Units indicated in this Letter of Transmittal under penalties of perjury:

         (i) The Taxpayer Identification Number ("TIN") printed (or corrected) on the front of this Letter of Transmittal is the correct TIN of the Limited Partner, or if this box / / is checked, the Limited Partner has applied for a TIN. If the Limited Partner has applied for a TIN, a TIN has not been issued to the Limited Partner, and either: (a) the Limited Partner has mailed or delivered an application to receive a TIN to the appropriate IRS Center or Social Security Administration Office, or (b) the Limited Partner intends to mail or deliver an application in the near future (it being understood that if the Limited partner does not provide a TIN to the Purchaser within sixty (60) days, 31% of all reportable payments made to the Limited Partner will be withheld until the TIN is provided to the Purchaser); and

         (ii) Unless this box / / is checked, the Limited Partner is not subject to backup withholding either because the Limited Partner: (a) is exempt from backup withholding, (b) has not been notified by the IRS that the Limited Partner is no longer subject to backup withholding as a result of a failure to report all interest or dividends, or (c) has been notified by the IRS that such Limited Partner is no longer subject to backup withholding.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                      BOX B

                                FIRPTA AFFIDAVIT

                           (See Instruction 3 - Box B)

         Under Section 1445(c)(5) of the Internal Revenue Code and Treas. Reg. 1.1445-11T(d), a transferee must withhold tax equal to 10% of the amount realized with respect to certain transfers of an interest in a partnership if 50% or more of the value of its gross assets consists of U.S. real property interests and 90% or more of the value of its gross assets consists of U.S. real property interest plus cash or cash equivalents, and the holder of the partnership interest is a foreign person. To inform the Purchaser that no withholding is required with respect to the Limited Partner's interest in the Partnership, the person signing this Letter of Transmittal hereby certifies the following under penalties of perjury:

         (i) Unless this box / / is checked, the Limited Partner, if an individual, is a U.S. citizen or a resident alien for purposes of U.S. income taxation, and if other than an individual, is not a foreign corporation, foreign partnership, foreign estate or foreign trust (as those terms are defined in the Internal Revenue Code and Income Tax Regulations); (ii) the Limited Partner's U.S. social security number (for individuals) or employer identification number (for non-individuals) is correctly printed (or corrected) on the front of this Letter of Transmittal; and (iii) the Limited Partner's home address (for individuals), or office address (for non-individuals), is correctly printed (or corrected) on this Letter of Transmittal. If a corporation, the jurisdiction of incorporation is ___________.

         The person signing this Letter of Transmittal understands that this certification may be disclosed to the IRS by the Purchaser and that any false statements contained herein could be punished by fine, imprisonment or both.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                      BOX C

                               SUBSTITUTE FORM W-8

                               (See instruction 4)

         By checking this box / /, the person signing this Letter of Transmittal hereby certifies under penalties of perjury that the Limited Partner is an "exempt foreign person" for purposes of the backup withholding rules under the U.S. federal income tax laws, because the Limited Partner:

         (i) Is a nonresident alien individual or a foreign corporation, partnership, estate or trust;

         (ii) If an individual, has not been and plans not to be present in the U.S. for a total of 183 days or more during the calendar year; and

         (iii) Neither engages, nor plans to engage, in a U.S. trade or business that has effectively connected gains from transactions with a broker or barter exchange.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                  INSTRUCTIONS

              Forming Part of the Terms and Conditions of the Offer

1.       SIGNATURE AND DELIVERY OF REQUIREMENTS

         Individual and Joint Owners - Signature Requirements. After carefully reading and completing this Letter of Transmittal, in order to tender your LP Units, Limited Partner(s) must sign at the "X" in the Signature Box. The signature(s) must correspond exactly with the name printed (or corrected) on the front of this Letter of Transmittal without any change whatsoever. Note: For LP Units held in a custodial account, the beneficial owner should sign in the Signature Box. If the LP Units are registered in the names of two or more joint holders, all such holders must sign this Letter of Transmittal.

         Trustees, Corporations and Fiduciaries - Signature Requirements. Trustees, executors, administrators, guardians, attorneys-in-fact, officers of a corporation, authorized partner of a partnership or other persons acting in a fiduciary or representative capacity must sign at the "X" in the Signature Box. Signatories should indicate their title when signing and must submit proper evidence satisfactory to the Purchaser of their authority to act.

         Delivery Requirements. For LP Units to be validly assigned, a properly completed and duly executed copy of this Letter of Transmittal, together with any other documents required by this Letter of Transmittal, must be received by the Purchaser prior to or on the Expiration Date. To ensure receipt of this Letter of Transmittal, it is suggested that you use overnight courier delivery or, if this Letter of Transmittal is to be delivered by U.S. Mail, you use certified or registered mail, return receipt requested. Facsimiles will be accepted subject to the receipt by the Purchaser of original documentation. All Letters of Transmittal should be addressed as follows:

   >
                 By Mail or Overnight Courier:        Attention: Special Projects Department

                                                      5 Cambridge Center
                                                      9th Floor
                                                      Cambridge, Massachusetts 02142

                 By Facsimile:                        (617) 234-3310

                 For Additional Information Call:     (888) 448-5554

Documentation

                 Deceased Owner -                     Copy of Death Certificate.  If other than a Joint
                                                      Tenant, see also Executor/Administrator/Guardian below.

                 Deceased Owner (Other) -             See Executor/Administrator/Guardian (a) below.

                 Executor/Administrator Guardian -    (a) Send copy of Court Appointment Documents; and
                                                      (b) a copy of applicable provisions of Will (Title Page,
                                                      Executor powers asset distributions); or (c) Estate
                                                      distribution documents.

                 Attorney-in-fact -                   Power of Attorney.

   >

                 Corporate/Partnerships -             Resolution(s) of Board of Directors or other evidence
                                                      of authority to so act.

                 Trust/Pension Plans -                Cover pages of the trust or plan, along with the
                                                      trustee(s) section and/or amendments or resolutions of
                                                      the above to prove authority to so act.

2. TRANSFER TAXES. The Purchaser will pay or cause to be paid all transfer taxes, if any, payable in respect of LP Units accepted for payment pursuant to the Offer.

3. U.S. PERSONS. A Limited Partner who or which is a United States citizen or resident alien individual, a domestic corporation, a domestic partnership, a domestic trust or a domestic estate (collectively, "United States persons") as those terms are defined in the Internal Revenue code and Income Tax Regulations, should complete the following:

         Box A -Substitute Form W-9. In order to avoid 31% federal income tax backup withholding, the Limited Partner must provide to the Purchaser the Limited Partner's correct Taxpayer Identification Number ("TIN") and certify, under penalties of perjury, that such Limited Partner is not subject to such backup withholding. The TIN that must be provided on the Substitute W-9 is that of the registered Limited Partner as printed (or corrected) on the front of this Letter of Transmittal. If a correct TIN is not provided, penalties may be imposed by the Internal Revenue Service ("IRS"), in addition to the Limited Partner being subject to backup withholding. Certain Limited Partners (including, among others, all corporations) are not subject to backup withholding. Backup withholding is not an additional tax. If withholding results in an overpayment of taxes, a refund may be obtained from the IRS. NOTE:
         The correct TIN for an IRA account is that of the Custodian (not the individual Social Security number of the beneficial owner).

         Box B - FIRPTA Affidavit. To avoid potential withholding of tax pursuant to section 1445 of the Internal Revenue Code, each Limited Partner who or which is a United States Person (as defined in Instruction 4 above) must certify, under penalties of perjury, the Limited Partner's TIN and address, and that the Limited Partner is not a foreign person. Tax withheld under Section 1445 of the Internal Revenue Code is not an additional tax. If withholding results in an overpayment of tax, a refund may be obtained from the IRS.

4. BOX C - FOREIGN PERSONS. In order for a Limited Partner who is a foreign person (i.e., not a United States person as defined in 3 above) to qualify as exempt from 31% backup withholding, such foreign Limited Partner must certify, under penalties of perjury, the statement in BOX C of this Letter of Transmittal attesting that foreign person's status by checking the box preceding such statement. Unless such box is checked, such foreign person will be subject to withholding tax under
         Section 3406 of the Code.

5. ADDITIONAL COPIES OF OFFER TO PURCHASE AND LETTER OF TRANSMITTAL. Request for assistance or additional copies of the Offer to Purchase and this Letter of Transmittal may be obtained from the Purchaser by calling (888) 448-5554.


                                       14